Exhibit 4(c)

WAL-MART STORES, INC.

Series Terms Certificate

Pursuant to the Indenture

Relating to 0.520% Notes Due 2027

Pursuant to Section 3.01 of the Indenture, dated as of July 19, 2005, as amended and supplemented by that certain First Supplemental Indenture, dated as of December 1, 2006, and that certain Second Supplemental Indenture, dated as of December 19, 2014 (as so amended and supplemented, the “Indenture”), made between Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), Matthew Allen, Vice President—Finance & Assistant Treasurer of the Company (the “Certifying Authorized Officer”), hereby certifies as follows, and Gordon Y. Allison, Vice President, Division General Counsel, Corporate, and Assistant Secretary of the Company, attests to the following certification. Any capitalized term used herein shall have the definition ascribed to that term as set forth in the Indenture unless otherwise defined herein.

A. This certificate is a Series Terms Certificate contemplated by Section 3.01 of the Indenture and is being executed to evidence the establishment and approval of the terms and conditions of a Series that was established pursuant to Section 3.01 of the Indenture by means of a Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company, effective as of June 14, 2017, and a Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company, effective as of June 30, 2017 (collectively, the “Series Consents”), which Series is designated as the “0.520% Notes Due 2027” (the “2027 Series”) by the Certifying Authorized Officer pursuant to the grant of authority under the terms of the Series Consents.

B. Each of the undersigned has read the Indenture, including the provisions of Sections 1.02 and 3.01 and the definitions relating thereto, and the resolutions adopted in the Series Consents. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent provided for in the Indenture relating to the execution and delivery by the Trustee of the Indenture, to the creation, establishment and approval of the title, the form and the terms of a Series under the Indenture, and to the authentication and delivery by the Trustee of promissory notes of a Series, have been complied with. In the opinion of the undersigned, (i) all such conditions precedent have been complied with and (ii) there are no Events of Default, or events which, with the passage of time, would become an Event of Default under the Indenture that have occurred and are continuing at the date of this certificate.

C. Pursuant to the Series Consents, the Company is authorized to issue initially promissory notes of the 2027 Series and the other promissory notes of the other series of notes established by the Series Consents having an aggregate principal amount in yen not to exceed the equivalent to $1,500,000,000 (with yen converted into United States dollars using a calculation rate determined as provided for in the Series Consents). Copies of the Series Consents are attached hereto as Annex A. Any promissory notes that the Company issues that are a part of the 2027 Series (the “2027 Notes”) shall be issued in registered book-entry form, shall be substantially in the form attached hereto as Annex B (the “Form of 2027 Note”) and shall initially be represented by a global security. Acting pursuant to authority delegated to the Certifying Authorized Officer pursuant to the Series Consents, the Certifying Authorized Officer has approved and set the aggregate principal amount of the 2027 Notes initially to be issued (the “Initial 2027 Notes”) to be ¥60,000,000,000.

D. Pursuant to Section 3.01 of the Indenture, the terms and conditions of the 2027 Series and the 2027 Notes are established and approved to be the following:

1.	Designation:

The Series established by the Series Consents is designated as the “0.520% Notes Due 2027”.

2.	Aggregate Principal Amount:

The 2027 Series is not limited as to the aggregate principal amount of all the promissory notes of the 2027 Series that the Company may issue; provided, however, that any additional promissory notes of the 2027 Series that are not fungible with any then outstanding 2027 Notes for United States federal income tax purposes will be issued under CUSIP, ISIN and Common Code numbers separate from the CUSIP, ISIN and Common Code numbers of such outstanding 2027 Notes. The Company is issuing the Initial 2027 Notes in an aggregate original principal amount of ¥60,000,000,000.

3.	Maturity:

Final maturity of the 2027 Notes shall be July 16, 2027.

4.	Interest:

a.	Rate

The 2027 Notes shall bear interest at the rate of 0.520% per annum, which interest shall commence accruing from and including July 18, 2017 (the “Interest Accrual Date”). Additional Amounts (as defined in Section 4(a) of the Form of 2027 Note), if any, shall also be payable in relation to payments of principal and interest on the 2027 Notes.

b.	Payment Dates

Interest shall be payable on the 2027 Notes semi-annually in arrears on each January 16 and July 16 prior to the Notes’ Maturity and at Maturity to the person or persons in whose name or names the 2027 Notes are registered at the close of business on the immediately preceding January 2 and July 2, respectively. Interest on the 2027 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

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5.	Currency of Payment:

The principal, the Tax Redemption Price (as defined in Section 4(b) of the 2027 Note), if any, Additional Amounts, if any, and interest payable with respect to the 2027 Notes shall be payable in yen except as provided in Section 5 of the Form of 2027 Note.

6.	Payment Places:

All payments of principal of, the Tax Redemption Price, if any, and Additional Amounts, if any, with respect to, and interest on, the 2027 Notes shall be made as set forth in Section 6 of the Form of 2027 Note.

7.	Optional Redemption Features:

The Company may redeem the 2027 Notes upon the occurrence of certain tax events as set forth in Section 4(b) of the Form of 2027 Note.

There shall be no sinking fund with respect to the 2027 Notes.

8.	Special Redemption Features, etc.:

None.

9.	Denominations:

¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof for the 2027 Notes.

10.	Principal Repayment:

100% of the principal amount of the 2027 Notes.

11.	Registrar, Paying Agent, Transfer Agent, Authenticating Agent and Common Depositary:

The Bank of New York Mellon Trust Company, N.A. shall be the registrar, Authenticating Agent, and transfer agent for the 2027 Notes. The Bank of New York Mellon acting through its London Branch shall be the paying agent for the 2027 Notes and shall be the common depositary of the 2027 Notes for Clearstream Banking S.A. and Euroclear Bank SA/NV.

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12.	Payment of Additional Amounts:

The Company shall pay Additional Amounts as set forth under Section 4(a) of the Form of 2027 Note.

13.	Book-Entry Procedures:

The 2027 Notes shall initially be issued in the form of a single global note registered in the name of The Bank of New York Depositary (Nominees) Limited, as nominee for The Bank of New York Mellon, London Branch, as common depositary for Clearstream Banking S.A. and Euroclear Bank SA/NV, and shall be issued in certificated form only in limited circumstances, in each case, as set forth under Sections 12 and 13 of the Form of 2027 Note.

14.	Other Terms:

Sections 2, 3, 4, 5, 6, 7, 9, 10, 11, 12, 13, 14, 15, 16, 17, and 18 of the Form of 2027 Note shall also apply to the 2027 Notes.

The 2027 Notes shall not have any terms or conditions of the type contemplated by clause (ii), (iii), (vi), (vii), (xii), (xiii), (xvi), (xvii), (xix) or (xx) of Section 3.01 of the Indenture.

E. The 2027 Notes shall be issued pursuant to and governed by the Indenture. To the extent that the Indenture’s terms apply to the 2027 Notes specifically or apply to the terms of all Securities of all Series established pursuant to and governed by the Indenture, such terms shall apply to the 2027 Notes.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of July 6, 2017.

/s/ Matthew Allen
Matthew Allen
Vice President - Finance & Assistant Treasurer

ATTEST:

/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President, Division General Counsel, Corporate, and Assistant Secretary

[Signature Page to Series Terms Certificate for 0.520% Notes Due 2027]

ANNEX A

SERIES CONSENTS

UNANIMOUS WRITTEN CONSENT TO ACTION IN LIEU OF A SPECIAL MEETING

OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS

OF WAL-MART STORES, INC.

The undersigned, being all of the members of the Executive Committee of the Board of Directors of Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), do hereby consent to the adoption of the following resolutions in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware (the “DGCL”) by executing this written consent or, as contemplated by Section 141(f) of the DGCL and the Amended and Restated Bylaws of the Company, by an electronic transmission noting approval hereof (this “Written Consent”):

Recitals

WHEREAS, the Company has outstanding $3,000,0000 aggregate principal amount of its 6.500% notes due 2037, $2,000,000,000 aggregate principal amount of its 6.200% notes due 2038, $1,250,000,000 aggregate principal amount of its 5.625% notes due 2040, and $2,000,000,000 aggregate principal amount of its 5.625% notes due 2041 (collectively, the “Dollar Securities”) and £1,000,000,000 aggregate principal amount of its 4.875% notes due 2039, £1,000,000,000 aggregate principal amount of its 5.250% notes due 2035 and £500,000,000 aggregate principal amount of its 5.750% notes due 2030 (collectively, the “Sterling Securities” and together with the Dollar Securities, the “Securities”); and

WHEREAS, for the purpose of reducing the Company’s future interest expense, it is in the best interest of the Company and its shareholders for the Company to make: (i) a cash tender offer for Dollar Securities, with the total purchase price to be paid for Dollar Securities to be purchased in such tender offer not to exceed $2,000,000,000 in the aggregate (the “Dollar Tender Offer”); and (ii) a cash tender offer for Sterling Securities, with the total purchase price to be paid for Sterling Securities to be purchased in such tender offer not to exceed £500,000,000 in the aggregate (the “Sterling Tender Offer,” and together with the Dollar Tender Offer, the “Tender Offers”); and

WHEREAS, the Company desires to offer and sell certain of its senior, unsecured notes in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and to offer and sell in an underwritten public offering promissory notes of one or two series of its senior, unsecured debt securities issued pursuant to the terms of the Indenture, dated as of July 19, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Indenture Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, and the Second Supplemental Indenture, dated as of December 19, 2014, each between the Company and the Trustee (the “Indenture”), in reliance on the Company’s Registration Statement on Form S-3ASR (Registration No. 333-201074) (the “Registration Statement”), with the aggregate principal amount of all of such notes sold and issued not to exceed the equivalent in Japanese yen of $1,500,000,000;

Resolutions relating to the Tender Offers

NOW THEREFORE BE IT RESOLVED, that the Company is hereby authorized: (i) to offer to purchase and to purchase for cash in the Dollar Tender Offer, on such terms and subject to such conditions as one or more of the Chairman of the Board of Directors, the Chief Executive Officer, any Vice Chairman, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President,

the Controller and the Treasurer of the Company (each an “Authorized Officer”) shall determine to be appropriate, Dollar Securities for a purchase price not to exceed $2,000,000,000 in the aggregate; (ii) to offer to purchase and to purchase for cash in the Sterling Tender Offer, on such terms and subject to such conditions as one or more Authorized Officers shall determine to be appropriate, Sterling Securities for a purchase price not to exceed £500,000,000 in the aggregate; and (iii) upon the consummation of the Tender Offers, to cancel all of the Securities purchased by the Company in the Tender Offers; and be it

FURTHER RESOLVED, that the Company is hereby authorized: (i) to engage Barclays Capital Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC (collectively, the “Dealer-Managers”) to act as the dealer-managers of the Tender Offers; (ii) to engage Global Bondholder Services Corporation (“GBSC”) to act as the depositary and information agent for the Tender Offers; and (iii) to negotiate, enter into, execute and deliver, and perform the Company’s obligations under (a) a Dealer- Manager Agreement among the Company and the Dealer-Managers (the “Dealer-Manager Agreement) and (b) a Depositary and Information Agent Agreement between the Company and GBSC (the “Depositary Agreement”), with the Dealer-Manager Agreement and the Depositary Agreement to have such terms and conditions as are approved by an Authorized Officer, such approval to be evidenced by an Authorized Officer’s execution, for and on behalf of the Company, of the Dealer-Manager Agreement or the Depositary Agreement, as applicable; and be it

Resolutions relating to the Offering Transactions

FURTHER RESOLVED, that two series of senior, unsecured promissory notes of the Company shall be, and they hereby are, created, established and authorized for issuance and sale pursuant to the terms of the Indenture (the “Note Series”), each of which Note Series shall have the terms established and approved as provided, or as shall be established in accordance with, these resolutions; and be it

FURTHER RESOLVED, that the Company is hereby authorized to offer, sell and issue: (i) senior, unsecured promissory notes (the “Private Notes”) in a transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act (the “Private Placement”), which notes need not be issued under any indenture of the Company; and (ii) senior, unsecured notes of either or both of the Note Series (the “Public Notes”) in an underwritten public offering separate and distinct from the Private Placement (the “Offering”), with each of the Private Notes and the promissory notes of each Note Series to be denominated in Japanese Yen and to mature no later than the thirtieth day after the tenth anniversary of such Note’s issuance, and with the sum of (1) the aggregate principal amount of the Private Notes and (2) the aggregate principal amount of the Public Notes sold and issued not to exceed the Japanese yen equivalent in value to $1,500,000,000 (determined based on an exchange rate of Japanese yen for U.S. dollars chosen by an Authorized Officer); and be it

FURTHER RESOLVED, that the Authorized Officers are, and each of them is, hereby authorized, in the name and on behalf of the Company: (i) to establish and to approve the terms and conditions of the Private Notes and of the promissory notes of each Note Series, including the maturity date of, and the rate at which interest will accrue on, each of the Private Notes and the promissory notes of each Note Series; (ii) to set the aggregate principal amount of the Private Notes to be offered, sold and issued in the Private Placement and the aggregate principal amount of the Public Notes to be offered, sold and issued in the Offering; (iii) to determine that no Private Notes or no Public Notes of either or both of the Note Series will be offered, issued or sold; and (iv) to approve the form, terms and conditions of the instruments representing (a) each of the Private Notes sold and issued and (b) the promissory notes of each of the Note Series, which actions of such Authorized Officer or Authorized Officers will be conclusively evidenced by an Authorized Officer’s execution, for and on behalf of the Company of, in the case of each Private Note, a Note Purchase Agreement (as defined below) relating to such Private Note with the form of such Private Note attached thereto and, in the case of the instruments representing the promissory notes of each of the Note Series, the Underwriting Agreement (as defined below) and a SeriesTerms Certificate (as defined in the Indenture) with respect to each Note Series in accordance with Section 3.01 of the Indenture, as applicable; and be it

FURTHER RESOLVED, that the Company is hereby authorized: (i) to engage Goldman Sachs & Co. LLC or an affiliate thereof (“Goldman Sachs”) and MUFG Securities Americas Inc. or an affiliate thereof (“MUFG”) and one or more other placement agents as shall be determined by an Authorized Officer or Authorized Officers (collectively, the “Placement Agents”) to serve as placement agents for the Private Notes; and (ii) to negotiate, enter into, execute and deliver, and perform the Company’s obligations under: (a) an engagement or placement agreement with the Placement Agents providing for the Placement Agents to serve as such placement agents (the “Placement Agent Agreement”), and (b) one or more note purchase agreements between or among the Company and the investors in the Private Notes (each, a “Note Purchase Agreement”) providing for the sale by the Company and the purchase by such investors of Private Notes having an aggregate principal amount determined by one or more Authorized Officers pursuant to the authority delegated to the Authorized Officers above, with the Placement Agent Agreement and each Note Purchase Agreement to have such terms, provisions and conditions as are approved by an Authorized Officer, such approval to be evidenced by an Authorized Officer’s execution, for and on behalf of the Company, of the Placement Agent Agreement or the Note Purchase Agreement, as applicable; and be it

FURTHER RESOLVED, that the Company is hereby authorized to enter into, execute and deliver, and perform its obligations under, a Pricing Agreement and an Underwriting Agreement (collectively, the “Underwriting Agreement”) among, in each case, the Company and Goldman Sachs, MUFG and such other underwriter or underwriters as shall be determined by one or more Authorized Officers (collectively, the “Underwriters”), which Underwriting Agreement shall provide for the sale by the Company and the purchase by the Underwriters of promissory notes of either or both of the Note Series, with such promissory notes to have an aggregate principal amount determined by, and contain such terms, including the price to be paid to the Company by the Underwriters for such promissory notes under the Underwriting Agreement, and conditions as are approved by, one or more Authorized Officers pursuant to the authority delegated to the Authorized Officers above, with each such determination and approval by one or more Authorized Officers to be conclusively evidenced by the execution by an Authorized Officer, for and on behalf of the Company, of the Underwriting Agreement and any other agreements necessary to effectuate the intent of these resolutions; and be it

FURTHER RESOLVED, that the Indenture Trustee shall be, and it hereby is, authorized and directed to authenticate and deliver the promissory notes, including any global note or global notes representing the Note Series to be sold and issued under the Underwriting Agreement to or upon the written order of the Company as provided in the Indenture; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to issue one or more global notes to represent the Public Notes of each Note Series sold and to be issued in accordance with these resolutions and not issue promissory notes of the Note Series in definitive form, each of which global notes shall be in such form as the Authorized Officer executing the same shall approve, such approval to be conclusively evidenced by that Authorized Officer’s execution, for and on behalf of the Company, of such global notes, and to permit each such global note to be registered in the name of a nominee of The Depository Trust Company (“DTC”) or such other person as an Authorized Officer shall approve, such approval to be conclusively evidenced by an Authorized Officer’s execution, for and on behalf of the Company, of the global notes and beneficial interests in the global notes representing the promissory notes of the Note Series to be otherwise shown on, and transfers of such beneficial interests effected through, records maintained by DTC and its respective participants; and be it

General

FURTHER RESOLVED, that the Authorized Officers are, and each of them is, hereby authorized, in the name and on behalf of the Company, to execute and deliver the Dealer-Manager Agreement, the Depositary Agreement, the Placement Agent Agreement, the Note Purchase Agreement, the Underwriting Agreement, the Series Term Certificate for each of the Note Series, Private Notes having an aggregate principal amount as set forth in the Note Purchase Agreement and an instrument or instruments representing the Public Notes, which instruments may be global promissory notes, having an aggregate principal amount as set forth in the Underwriting Agreement; and be it

FURTHER RESOLVED, that the signatures of the Authorized Officers executing any promissory note of either or both of the Note Series, including any global note or global notes representing any Note Series, may be the manual or facsimile signatures of the present or any future Authorized Officers and may be imprinted or otherwise reproduced thereon, and any such facsimile signature shall be binding upon the Company, notwithstanding the fact that at the time the promissory notes of the Note Series are authenticated and delivered and disposed of, the person whose facsimile signature shall have ceased to be an Authorized Officer; and be it

FURTHER RESOLVED, that, without in any way limiting the authority heretofore granted to any Authorized Officer, the Authorized Officers shall be, and each of them singly is, authorized and empowered to do and perform all such acts and things and to execute and deliver, for and on behalf of the Company, any and all agreements, documents, certificates and instruments and to take any and all such actions as they may deem necessary, desirable or proper in order to carry out the intent and purpose of the foregoing resolutions and for the Company to perform its obligations under or with respect to the Tender Offers, the Dealer-Manager Agreement, the Depositary Agreement, the Note Purchase Agreement, the Private Notes sold under the Note Purchase Agreement, the Placement Agent Agreement, the Underwriting Agreement, the Indenture and the Public Notes sold under the Underwriting Agreement, and to incur and pay on behalf of the Company all such expenses, obligations and fees in connection therewith as they may deem proper.

IN WITNESS WHEREOF, the members of the Executive Committee have executed this Written Consent (whether manually or electronically as referenced above) effective as of June 14, 2017.

/s/ James I. Cash, Jr., Ph.D.*	/s/ C. Douglas McMillon*
James I. Cash, Jr., Ph.D.	C. Douglas McMillon

/s/ Gregory C. Penner*	/s/ S. Robson Walton*
Gregory C. Penner	S. Robson Walton

*	Note: Each of Dr. Cash, Mr. McMillon, Mr. Penner and Mr. Walton consented to the adoption of the resolutions set forth above by means of an electronic transmission as contemplated by Section 141(f) of the General Corporation Law of Delaware and the Amended and Restated Bylaws of Wal-Mart Stores, Inc.

UNANIMOUS WRITTEN CONSENT TO ACTION IN LIEU OF A SPECIAL MEETING

OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS

OF WAL-MART STORES, INC.

The undersigned, being all of the members of the Executive Committee of the Board of Directors of Wal- Mart Stores, Inc., a Delaware corporation (the “Company”), do hereby consent to the adoption of the following resolutions in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware (the “DGCL”) by executing this written consent or, as contemplated by Section 141(f) of the DGCL and the Amended and Restated Bylaws of the Company, by an electronic transmission noting approval hereof (this “Written Consent”):

WHEREAS, the Executive Committee of the Board of Directors of the Company (the “Committee”) approved by unanimous written consent effective as of June 14, 2017 (the “June 14, 2017 Consent”) the creation and establishment of two series of senior, unsecured promissory notes of the Company to be issued under the Indenture (the “Original Series”) and certain other actions of the Company; all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to those capitalized terms in the June 14, 2017 Consent; and

WHEREAS, it has been determined that it is in the best interests of the Company and its shareholders for the Company to offer, sell and issue senior, unsecured promissory notes of three different series in the Offering pursuant to the Registration Statement and the Underwriting Agreement, and, therefore, a third series of senior, unsecured promissory notes must be created and established under the terms of the Indenture for offer and sale in the Offering;

NOW THEREFORE BE IT RESOLVED, that a series of senior, unsecured promissory notes of the Company shall be, and it hereby is, created, established and authorized for issuance and sale pursuant to the Indenture (the “Additional Series,” and together with the Original Series, the “Three Series of Notes”), which Additional Series shall have the terms established and approved in the same manner as the terms of each of the Original Series are established and approved in accordance with the resolutions adopted by the Committee by means of the June 14, 2017 Consent (the “Original Resolutions”), provided that the promissory notes of each of the Three Series of Notes shall mature at a date no later than the thirtieth day after the tenth anniversary of the initial issuance of promissory notes of such Three Series of Notes; and be it

FURTHER RESOLVED, that (a) each of the Company and the Authorized Officers is hereby authorized to take all actions, to perform, or to cause the Company to perform, all of the Company’s obligations, and to do all things with respect to and under the Additional Series, the promissory notes of the Additional Series and the instruments, including any global notes, representing promissory notes of the Additional Series, including, without limitation, in connection with and under the Offering, the Indenture and the Underwriting Agreement, (i) as the Company and the Authorized Officers are authorized to take, to perform, to cause to be performed or to do with respect to each Original Series, the promissory notes of each Original Series and the instruments, including any global notes, representing the promissory notes of each Original Series under the Original Resolutions and (ii) as if the defined term “Note Series” as used in the June 14, 2017 Consent were defined to mean the Three Series of Notes, and (b) the defined term “Note Series” as used in the June 14, 2017 Consent is hereby amended to mean the Three Series of Notes for all purposes; and be it

FURTHER RESOLVED, that the Company is hereby authorized to use the net proceeds of the sale of the promissory notes of each of the Three Series of Notes in the Offering for the Company’s general corporate purposes and that any global notes to be issued to represent promissory notes of any of the Three Series of Notes shall be in a form to permit such global notes to be registered in the name of a nominee of a common depositary for Clearstream Banking, SA and Euroclear Bank SA/NV and beneficial interests in such global notes to be otherwise shown on, and transfers of those beneficial interests to be effected through, records maintained by such common depositary or Clearstream Banking, SA, Euroclear Bank SA/NV or their respective participants.

[Signature page follows.]

IN WITNESS WHEREOF, the members of the Executive Committee have executed this Written Consent (whether manually or electronically as referenced above) effective as of June 29, 2017.

/s/ James I. Cash, Jr., Ph.D.*	/s/ C. Douglas McMillon*
James I. Cash, Jr., Ph.D.	C. Douglas McMillon

/s/ Gregory C. Penner*	/s/ S. Robson Walton*
Gregory C. Penner	S. Robson Walton

*	Note: Each of Dr. Cash, Mr. McMillon, Mr. Penner and Mr. Walton consented to the adoption of the resolutions set forth above by means of an electronic transmission as contemplated by Section 141(f) of the General Corporation Law of Delaware and the Amended and Restated Bylaws of Wal-Mart Stores, Inc.

ANNEX B

FORM OF 2027 NOTE

[IF A GLOBAL SECURITY, INSERT: THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH (THE “COMMON DEPOSITARY”), FOR CLEARSTREAM BANKING, S.A. (“CLEARSTREAM”) AND EUROCLEAR BANK SA/NV (“EUROCLEAR”). UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

WAL-MART STORES, INC.

0.520% NOTES DUE 2027

Number [1] [¥60,000,000,000]	CUSIP: 931142 DT7 ISIN No.: XS1645684314 Common Code: 164568431

WAL-MART STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware, and any successor corporation pursuant to the Indenture (herein referred to as the “Company”), for value received, hereby promises to pay to [INSERT NAME OF REGISTERED HOLDER; IN THE CASE OF THE INITIAL GLOBAL SECURITY INSERT: “THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED”] or registered assigns, the principal sum of [INSERT PRINCIPAL AMOUNT OF SECURITY; IN THE CASE OF THE INITIAL GLOBAL SECURITY INSERT: “SIXTY BILLION YEN (¥60,000,000,000), except as otherwise noted on the attached Schedule of Increases or Decreases in Global Note,”] on July 16, 2027, and to pay interest, computed on the basis of a 360-day year consisting of twelve 30-day months, semi-annually in arrears on January 16 and July 16 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on January 16, 2018, on said principal sum in like currency, at the rate per annum specified in the title of this Note from July 18, 2017 or from the most recent January 16 or July 16 to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note is registered (the “Holder”) at the close of business on the preceding January 2, in the case of an Interest Payment Date of January 16, and on the preceding July 2, in the case of an Interest Payment Date of July 16 (each, a “Record Date”). The term “Business Day” means any day which is not a day on which banking institutions in The City of New York, Tokyo, London or the relevant place of payment are authorized or required by law, regulation or executive order to close.

Reference is made to the further provisions of this Note set forth on the succeeding sections hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to in Section 1 hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries, each by manual or facsimile signature and under its corporate seal.

WAL-MART STORES, INC.

By:
Name:
Title:

[SEAL]	By:
Name:
Title:

Dated: [INSERT DATE OF ISSUANCE]]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

WAL-MART STORES, INC.

0.520% NOTES DUE 2027

1. Indenture; Notes. This Note is one of a duly authorized Series of Securities of the Company designated as the “0.520% Notes Due 2027” (the “Notes”), initially issued in an aggregate principal amount of ¥60,000,000,000 on July 18, 2017. Such Series of Securities has been established pursuant to, and is one of an indefinite number of Series of debt securities of the Company, issued or issuable under and pursuant to, the Indenture, dated as of July 19, 2005, by and between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture, dated as of December 1, 2006, and the Second Supplemental Indenture, dated as of December 19, 2014, in each case, by and between the Company, as Issuer, and the Trustee (the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes and of the terms upon which this Note is, and is to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern.

All capitalized terms which are used but not defined in this Note shall have the meanings assigned to them in the Indenture.

The Company may, without the consent of the Holders, create and issue additional Securities ranking equally with the Notes and otherwise identical in all respects (except for the public offering price, initial interest accrual date, initial Interest Payment Date, and the issue date) so that such additional Securities shall be consolidated and form a single Series with the Notes; provided, however, that any additional Securities that are not fungible with any then outstanding Notes for United States federal income tax purposes will be issued under CUSIP, ISIN and Common Code numbers separate from the CUSIP, ISIN and Common Code numbers of such outstanding Notes; and provided, further, that no additional Securities of any existing or new Series may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder.

2. Ranking. The Notes shall constitute the senior unsecured debt obligations of the Company and shall rank equally in right of payment among themselves and with all other existing and future senior unsecured debt obligations of the Company.

3. Payment of Overdue Amounts. The Company shall pay interest on overdue principal and overdue installments of interest, if any, from time to time, calculated on the basis of a 360-day year consisting of twelve 30-day months, giving effect to the actual payment date for such overdue principal and overdue installments of interest, on demand at the interest rate borne by the Notes to the extent lawful.

4.	Payment of Additional Amounts; Redemption Upon a Tax Event.

(a) Payment of Additional Amounts. The Company shall pay to any Holder (which term, for purposes of this Section 4, includes each beneficial owner) of this Note who is a Non-U.S. Person (as defined below) additional amounts as may be necessary so that every net payment of principal of and interest on this Note to such Holder, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder by the United States of America or any political subdivision or taxing authority thereof or therein (including any tax, assessment or other governmental charge imposed on the additional amounts so paid as provided for in this Section 4(a)), will not be less than the amount provided in this Note to be then due and payable (such amounts, the “Additional Amounts”); provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

(i) any tax, assessment or other governmental charge that is imposed or withheld solely by reason of (A) the existence of any present or former connection (other than a connection arising solely from the ownership of the Notes or the receipt of payments or enforcement of rights in respect of the Notes) between such Holder, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation, and the United States, including such Holder, or such fiduciary, settlor, beneficiary, member, shareholder or possessor, (1) being or having been a citizen or resident or treated as a resident of the United States, (2) being or having been present in, or engaged in a trade or business in, the United States, (3) being treated as having been present in, or engaged in a trade or business in, the United States, or (4) having or having had a permanent establishment in the United States;

(ii) any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(iii) any tax, assessment or other governmental charge imposed by reason of such Holder’s past or present status a personal holding company, a controlled foreign corporation, a passive foreign investment company or a foreign private foundation or other foreign tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

(iv) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or premium, if any, or interest on such Holder’s Notes;

(v) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of and premium, if any, or interest on this Note if such payment can be made without withholding by any other paying agent;

(vi) any tax, assessment or other governmental charge which would not have been imposed but for the failure of the Holder to comply (to the extent that it is legally able to do so) with a request to satisfy any applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the Holder, if such compliance is required by statute or by regulation of the U.S. Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(vii) any withholding required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any agreement (including any intergovernmental agreement) entered into in connection therewith;

(viii) any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(ix) any tax, assessment or other governmental charge imposed on interest received by (A) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of the Company or (B) a controlled foreign corporation that is related to the Company within the meaning of Section 864(d)(4) of the Code; or

(x) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) in this Section 4(a).

In addition, to the extent described below, the Company shall not pay any Additional Amounts to any Holder that is a fiduciary, partnership, limited liability company or other fiscally transparent entity. This exception will apply to a Holder that is a fiduciary, partnership, limited liability company or other fiscally transparent entity only to the extent a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment subject to the tax, assessment or other governmental charge as to which withholding or another deduction occurs.

As used in the preceding paragraphs, “Non-U.S. Person” means a person that is not a United States person. The term “United States person” means an individual citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, a trust subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code, or a trust that existed on August 20, 1996, and elected to continue its treatment as a domestic trust.

Any reference in the terms of the Notes to any amounts payable in respect of the Notes shall be deemed also to refer to Additional Amounts, if any, in respect thereof.

If the Company will be obligated to pay Additional Amounts under or with respect to any payment made on any of the Notes, at least 30 days prior to the date of such payment, the Company will deliver to the Trustee and the Paying Agent (as such term is defined in Section 15 below) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to the Holder on the relevant payment date (unless such obligation to pay Additional Amounts arises, or the Company becomes aware of such obligation, less than 45 days prior to the relevant payment date, in which case the Company may deliver such Officers’ Certificate as promptly as practicable after the date that is 30 days prior to the payment date). The Trustee and the Paying Agent will be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary.

(b) Redemption Upon a Tax Event. The Notes may be redeemed at the option of the Company in whole, but not in part, on a date (such date, the “Tax Redemption Date”) to be fixed by the Company on not less than 30 days’ and not more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes (the “Tax Redemption Price”), plus interest accrued but unpaid on the Notes to, but excluding, the Tax Redemption Date, if the Company determines that as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after [INSERT THE DATE ON WHICH THE CONTRACT OF SALE OF THE NOTES IS MADE; IN THE CASE OF THE INITIAL GLOBAL SECURITY INSERT: “JULY 6, 2017”], the Company becomes, or based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts with respect to the Notes.

Prior to the issuance of any notice of redemption pursuant to Section 16 hereof, the Company shall deliver to the Trustee (1) an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the rights of the Company to so redeem have occurred and (2) an Opinion of Counsel to such effect based on such statement of facts.

If the Company elects to redeem the Notes pursuant to this Section 4(b), then it shall give notice to the Holders pursuant to Section 16 hereof.

The notice of redemption shall specify the following:

(i) the Tax Redemption Date;

(ii) a brief statement to the effect that the Notes are being redeemed at the option of the Company pursuant to this Section 4(b) and a brief statement of the facts permitting such redemption;

(iii) that on the Tax Redemption Date, the Tax Redemption Price, plus accrued but unpaid interest on the Notes, if any, will become due and payable;

(iv) the amount of the Tax Redemption Price and accrued but unpaid interest, if any, that will be due and payable on the Notes on the Tax Redemption Date;

(v) the place or places where the Notes are to be surrendered for payment of the Tax Redemption Price and other amounts due as set forth in clause (iv) above;

(vi) that payment of the amounts due as set forth in clause (iv) above will be made upon presentation and surrender of the Notes;

(vii) that, following the redemption of any or all of the Notes pursuant to this Section 4(b), interest shall cease to accrue on such redeemed Notes; and

(viii) the CUSIP, ISIN and Common Code numbers of the Notes.

The notice of redemption regarding the Notes shall be, at the election of the Company, given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

On or before the opening of business on any Tax Redemption Date, the Company shall deposit with the Trustee or the Paying Agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 5.03 of the Indenture) an amount of money sufficient to pay the Tax Redemption Price of, and except if the Tax Redemption Date shall be an Interest Payment Date, accrued but unpaid interest on, the Notes to be redeemed on the Tax Redemption Date.

The notice of redemption having been given as specified above, the Notes shall, on the Tax Redemption Date, become due and payable at the Tax Redemption Price, and from and after such date, unless the Company shall default in the payment of the Tax Redemption Price and accrued but unpaid interest, if any, upon the surrender for redemption of the Notes, the Notes shall cease to bear interest. Upon surrender of the Notes for redemption in accordance with such notice, the Notes shall be paid by the Company at the Tax Redemption Price, together with accrued but unpaid interest, if any, to, but excluding, the Tax Redemption Date.

If the Notes, having been called for redemption, shall not be so paid upon surrender thereof for redemption, the Tax Redemption Price shall, until paid, bear interest from the Tax Redemption Date at the interest rate borne by this Note.

5. Payments in Yen; Payments to be Made in United States Dollars If Yen Unavailable. Payments of the principal of, the Tax Redemption Price, if any, with respect to, and the Additional Amounts, if any, with respect to, the Notes and interest on the Notes shall be payable in yen except as set forth below. Notwithstanding anything to the contrary in this Note, if the yen is no longer being used by the government of Japan or is no longer the currency of Japan or yen are unavailable to the Company as a result of the imposition of exchange controls or other circumstances beyond the Company’s control, then all payments in respect of the Notes will be made in United States dollars until the yen is again so used or is again the currency of Japan or yen are again available to the Company in the amounts sufficient to pay the amounts then due and payable with respect to this Note. In such event, the amount payable on any date in yen will be converted into United States dollars at the rate mandated by the Board of Governors of the United States Federal Reserve System as of the close of business on the second Business Day prior to the date on which the amount so payable is required to be paid hereunder or, in the event the Board of Governors of the Federal Reserve System has not mandated a rate of conversion on such date, on the basis of the most recent United States dollar/yen exchange rate published in The Wall Street Journal on or most recently prior to the second Business Day prior to such payment date. Any payment in respect of the Notes so made in United States dollars will not constitute an Event of Default under or with respect to the Notes or the Indenture. The calculation of any amount payable in United States dollars under this Note shall be the sole responsibility of the Company and its calculation of such amount shall be conclusive, absent manifest error. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation of an amount payable in United States dollars hereunder.

6. Place and Method of Payment. The Company shall pay principal, Additional Amounts, if any, the Tax Redemption Price, if any, and interest on the Notes at the office or agency of the Paying Agent in London, England; provided, however, that at the option of the Company, the Company may pay interest by check mailed to the person entitled thereto at such person’s address as it appears on the Registry for the Notes.

7. Defeasance of the Notes. Sections 11.02, 11.03 and 11.04 of the Indenture shall apply to the Notes.

8. No Sinking Fund. The Notes are not subject to a sinking fund.

9. Amendment and Modification. Article Nine of the Indenture contains provisions for the amendment or modification of the Indenture and the Notes without the consent of the Holders in certain circumstances and requiring the consent of Holders of not less than a majority in aggregate principal amount of the Notes and Securities of other Series that would be affected in certain other circumstances. However, the Indenture requires the consent of each Holder of the Notes and Securities of other Series that would be affected for certain specified amendments or modifications of the Indenture and the Notes. These provisions of the Indenture, which provide for, among other things, the execution of supplemental indentures, are applicable to the Notes.

10. Event of Default; Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the Notes shall occur and be continuing, then the aggregate principal amount of the Notes of this Series may be declared by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this Series then Outstanding to be, and, in certain cases, may automatically become, immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that, in the event of such an acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of all of the Notes of this Series then Outstanding, voting as a separate class, in accordance with the provisions of, and in the circumstances provided by, the Indenture, may rescind and annul such acceleration and its consequences with respect to all of the Notes.

11. Absolute Obligation. No reference herein to the Indenture and no provisions of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time and in the coin or currency herein prescribed.

12. Form and Denominations; Global Note; Definitive Notes. The Notes are being issued in registered form without interest coupons in denominations of ¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof. The Notes are being issued in the form of one or more global notes (the “Global Note”), evidencing all or any portion of the Notes and registered initially in the name of The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon, London Branch, as the common depositary of Clearstream Banking, S.A. and Euroclear Bank SA/NV (the “Common Depositary”) (including its respective successors) under the Indenture. The Notes shall be issued in certificated form (each, a “Definitive Note”) only in the following limited circumstances: (1) the Common Depositary is at any time unwilling or unable to continue as the Common Depositary, or Clearstream Banking, S.A. or Euroclear Bank SA/NV ceases to be a clearing agency registered under applicable law, and a successor Common Depositary is not appointed by the Company or a successor clearing agency satisfactory to the Company is not established within 90 days after the Company receives notice thereof; (2) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable for Definitive Notes; or (3) an Event of Default has occurred and is continuing with respect to the Notes, in each such case this Note shall be exchangeable for Definitive Notes in an equal aggregate principal amount. Such Definitive Notes shall be registered in such name or names as the Common Depositary shall instruct the Trustee.

13. Registration, Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the Company shall provide for the registration of the Notes and the transfer and exchange of the Notes, whether in global or definitive form. At the option of the Holders, at the offices of the Registrar (as defined in Section 15 hereof), or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any transfer tax or other governmental charges imposed in connection therewith, subject to Section 4 hereof, the Notes may be transferred or exchanged for an equal aggregate principal amount of the Notes of like tenor and of other authorized denominations upon surrender and cancellation of the Notes upon any such transfer.

The Company, the Trustee and any agent of the Company or of the Trustee may deem and treat the Holder as the absolute owner of this Note (whether or not the Notes shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payments hereon, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such Holder shall, to the extent of the amount or amounts paid, effectually satisfy and discharge liability for moneys payable on this Note.

Notwithstanding the preceding paragraphs of this Section 13, any registration of transfer or exchange of a Global Note shall be subject to the terms of the legend appearing on the initial page thereof.

14. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Company arising under or set forth in the Notes or under the Indenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

15. Appointment of Agents. The Bank of New York Mellon Trust Company, N. A. is hereby appointed the registrar (the “Registrar”) for the purpose of registering the Notes and of effecting transfers and exchanges of the Notes pursuant to the Indenture and this Note (the “Transfer Agent”). The Bank of New York Mellon acting through its London Branch is hereby appointed paying agent with respect to the Notes pursuant to Section 3.04 of the Indenture (the “Paying Agent”).

16. Notices. If the Company is required to give notice to the Holders of the Notes pursuant to the terms of the Indenture, then it shall do so by the means and in the manner set forth in Section 1.06 of the Indenture.

17. Separability. In case any provision of the Indenture or the Notes shall, for any reason, be held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions thereof and hereof shall not in any way be affected or impaired thereby.

18. GOVERNING LAW. THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

For the value received, the undersigned hereby assigns and transfers the within Note, and all rights thereunder, to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoints

to transfer this Note on the books of Wal-Mart Stores, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Date:

Signature Guarantee

The signature(s) should be Guaranteed by an Eligible Guarantor Institution pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

* * * * *

The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT ENT -	as joint tenants with right of survivorship and not as tenants in common

                UNIF GIFT MIN ACT-                 Custodian             under the Uniform Gifts to Minors Act

                                                         (Cust)                      (Minor)                                                              (State)

Additional abbreviations may also be used although not in the above list.

[IF A GLOBAL SECURITY, INCLUDE THE SCHEDULE SET FORTH BELOW]

[SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made.

Date of Change	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Common Depositary]